UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934 (Amendment No. __)

Filed by the Registrant [ ]

Filed by a Party other than the Registrant [x]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[X]	Soliciting Material Pursuant to § 240.14a-12

ILLUMINA, INC.

(Name of Registrant as Specified In Its Charter)

ICAHN PARTNERS LP

ICAHN ONSHORE LP

ICAHN PARTNERS MASTER FUND LP

ICAHN OFFSHORE LP

ICAHN CAPITAL LP

IPH GP LLC

ICAHN ENTERPRISES HOLDINGS L.P.

ICAHN ENTERPRISES G.P. INC.

BECKTON CORP.

Matsumura Fishworks LLC

CARL C. ICAHN

Vincent J. Intrieri

Jesse A. Lynn

Andrew J. Teno

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rule 14a-6(i)(4) and 0-11.

1)       Title of each class of securities to which transaction applies:

2)       Aggregate number of securities to which transaction applies:

3)       Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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2)       Form, Schedule or Registration Statement No.:

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On March 13, 2023, Carl C. Icahn and his affiliates issued a statement regarding Illumina, Inc., a copy of which is filed herewith as Exhibit 1.

SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY CARL C. ICAHN AND HIs affiliates FROM THE STOCKHOLDERS OF illumina, inc. FOR USE AT ITS 2023 ANNUAL MEETING OF STOCKHOLDERS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION. WHEN COMPLETED, A DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY WILL BE MAILED TO STOCKHOLDERS OF ILLUMINA, INC. AND WILL ALSO BE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION’S WEBSITE AT HTTP://WWW.SEC.GOV. INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION IS CONTAINED BELOW. EXCEPT AS OTHERWISE DISCLOSED IN THIS SCHEDULE 14A, THE PARTICIPANTS HAVE NO INTEREST IN ILLUMINA, INC. OTHER THAN THROUGH THE BENEFICIAL OWNERSHIP OF SHARES OF COMMON STOCK, $0.01 PAR VALUE PER SHARE, OF ILLUMINA, INC. AS DISCLOSED BELOW.

PARTICIPANTS

The participants in the solicitation of proxies from stockholders of Illumina, Inc. (the “Company” or “Illumina”) may be deemed to include the following: (i) Icahn Partners Master Fund LP, a Delaware limited partnership (“Icahn Master”); (ii) Icahn Partners LP, a Delaware limited partnership (“Icahn Partners”); (iii) Icahn Offshore LP, a Delaware limited partnership (“Icahn Offshore”); (iv) Icahn Onshore LP, a Delaware limited partnership (“Icahn Onshore”); (v) Icahn Capital LP, a Delaware limited partnership (“Icahn Capital”); (vi) IPH GP LLC, a Delaware limited liability company (“IPH”); (vii) Icahn Enterprises Holdings L.P., a Delaware limited partnership (“Icahn Enterprises Holdings”); (viii) Icahn Enterprises G.P. Inc., a Delaware corporation (“Icahn Enterprises GP”); (ix) Beckton Corp., a Delaware corporation (“Beckton”); (x) Matsumura Fishworks LLC, an Ohio limited liability company (“Matsumura”); (xi) Carl C. Icahn, a citizen of the United States of America; (xii) Vincent J. Intrieri, a citizen of the United States of America; (xiii) Jesse A. Lynn, a citizen of the United States of America; and (xiv) Andrew J. Teno, a citizen of the United States of America.

The principal business address of each of (i) Icahn Offshore, Icahn Partners, Icahn Master, Icahn Onshore, Icahn Capital, IPH, Icahn Enterprises Holdings, Icahn Enterprises GP and Beckton is 16690 Collins Avenue, PH-1, Sunny Isles Beach, FL 33160, (ii) Matsumura is 312 Walnut Street, Suite 2000, Cincinnati, OH 45202, and (iii) Mr. Icahn is c/o Icahn Associates Holding LLC, 16690 Collins Avenue, PH-1, Sunny Isles Beach, FL 33160. The principal business address of each of Messrs. Intrieri, Lynn, and Teno is set forth below.

Matsumura is the holder of record of 100 shares of common stock, $0.01 par value per share, of the Company (the “Shares”), and is the beneficial owner of such Shares. Matsumura is a wholly owned subsidiary of Icahn Partners. Icahn Onshore is the general partner of Icahn Partners. Icahn Offshore is the general partner of Icahn Master. Icahn Capital is the general partner of each of Icahn Onshore and Icahn Offshore. Icahn Enterprises Holdings is the sole member of IPH, which is the general partner of Icahn Capital. Beckton is the sole stockholder of Icahn Enterprises GP, which is the general partner of Icahn Enterprises Holdings. Carl C. Icahn is the sole stockholder of Beckton. As such, Mr. Icahn is in a position indirectly to determine the investment and voting decisions made by each of Icahn Partners, Icahn Onshore, Icahn Master, Icahn Offshore, Icahn Capital, IPH, Icahn Enterprises Holdings, Icahn Enterprises GP, Beckton and Matsumura. In addition, Mr. Icahn is the indirect holder of approximately 86% of the outstanding depositary units representing limited partnership interests in Icahn Enterprises L.P., a Delaware limited partnership (“Icahn Enterprises”). Icahn Enterprises GP is the general partner of Icahn Enterprises, which is the sole limited partner of Icahn Enterprises Holdings.

Each of Matsumura, Icahn Partners and Icahn Master is primarily engaged in the business of investing in securities. Icahn Onshore is primarily engaged in the business of serving as the general partner of Icahn Partners. Icahn Offshore is primarily engaged in the business of serving as the general partner of Icahn Master. Icahn Capital is primarily engaged in the business of serving as the general partner of each of Icahn Onshore and Icahn Offshore. IPH is primarily engaged in the business of serving as the general partner of Icahn Capital. Icahn Enterprises Holdings is primarily engaged in the business of holding direct or indirect interests in various operating businesses. Icahn Enterprises GP is primarily engaged in the business of serving as the general partner of each of Icahn Enterprises and Icahn Enterprises Holdings. Beckton is primarily engaged in the business of holding the capital stock of Icahn Enterprises GP.

Carl C. Icahn’s present principal occupation or employment is serving as: (i) Chief Executive Officer of Icahn Capital LP, a wholly owned subsidiary of Icahn Enterprises L.P., through which Mr. Icahn manages various private investment funds; (ii) Chairman of the Board of Icahn Enterprises G.P. Inc., the general partner of Icahn Enterprises L.P., a Nasdaq listed diversified holding company engaged in a variety of businesses, including investment, energy, automotive, food packaging, real estate and home fashion; and (iii) Chairman of the Board and a director of Starfire Holding Corporation (“Starfire”), a holding company engaged in the business of investing in and/or holding securities of various entities, and as Chairman of the Board and a director of various of Starfire’s subsidiaries.

Icahn Master has sole voting and sole dispositive power with regard to 915,347 Shares (including Shares underlying forwards). Each of Icahn Offshore, Icahn Capital, IPH GP, Icahn Enterprises Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn, by virtue of their relationships to Icahn Master, has shared voting power and shared dispositive power with regard to such Shares. Icahn Partners has sole voting and sole dispositive power with regard to 1,283,406 Shares (including Shares underlying forwards). Each of Icahn Onshore, Icahn Capital, IPH GP, Icahn Enterprises Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn, by virtue of their relationships to Icahn Partners, has shared voting power and shared dispositive power with regard to such Shares. Matsumura has sole voting power and sole dispositive power and shared voting power and shared dispositive power with respect to 100 Shares. Each of Icahn Onshore, Icahn Capital, IPH GP, Icahn Enterprises Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn, by virtue of their relationships to Matsumura, has shared voting power and shared dispositive power with regard to such Shares.

Mr. Icahn beneficially owns, in the aggregate, 2,198,853 Shares, representing approximately 1.4% of the outstanding Shares (based upon 158.0 million Shares stated to be outstanding as of February 10, 2023, by the Company in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on February 17, 2023).

Vincent J. Intrieri is the Founder and CEO of VDA Capital Management LLC, a private investment fund founded in January 2017. Mr. Intrieri was previously employed by Carl C. Icahn-related entities in various investment-related capacities from 1998 to 2016. From 2008 to 2016, Mr. Intrieri served as Senior Managing Director of Icahn Capital LP, the entity through which Carl C. Icahn manages private investment funds. In addition, from 2004 to 2016, Mr. Intrieri was a Senior Managing Director of Icahn Onshore LP, the general partner of Icahn Partners LP, and Icahn Offshore LP, the general partner of Icahn Partners Master Fund LP, entities through which Mr. Icahn invests in securities. Mr. Intrieri has served as a director of: Transocean Ltd. (NYSE: RIG) since 2014; and Hertz Global Holdings, Inc. (Nasdaq: HTZ) since 2014. Mr. Intrieri graduated, with Distinction, from The Pennsylvania State University (Erie Campus) with a B.S. in Accounting in 1984. Mr. Intrieri was a certified public accountant. Mr. Intrieri is well qualified to serve on the board of the Company due to his significant experience and expertise in finance and accounting, international operations, strategy and public company governance. Mr. Intrieri’s business address is 1100 Biscayne Blvd., Unit 2001, Miami, Florida 33132. Mr. Intrieri does not own, and has not owned during the past two years, directly or indirectly, beneficially or of record, any class of securities of the Company, including the Shares.

Jesse A. Lynn has been General Counsel of Icahn Enterprises L.P. (NASDAQ: IEP), a diversified holding company engaged in a variety of businesses, including investment, energy, automotive, food packaging, real estate, home fashion and pharma, since 2014. Mr. Lynn has also served as Chief Operating Officer of Icahn Capital LP, the entity through which Carl C. Icahn manages investment funds, since April 2021. From 2004 to 2014, Mr. Lynn was Assistant General Counsel of Icahn Enterprises. Prior to joining Icahn Enterprises, Mr. Lynn worked as an associate in the New York office of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. in its business and finance department from 2000 until 2004. From 1996 to 2000, Mr. Lynn was an associate in the corporate group at Gordon Altman Butowsky Weitzen Shalov & Wein. Mr. Lynn has been a director of: Crown Holdings Inc. (NYSE: CCK), a global supplier of packaging products, since December 2022; Xerox Holdings Corporation (NASDAQ: XRX), a provider of print and digital document products and services, since November 2021; FirstEnergy Corp. (NYSE: FE), an electric utility, since March 2021; and Conduent Incorporated (NASDAQ: CNDT), a provider of business process outsourcing services, since April 2019. Mr. Lynn was previously a director of: Cloudera, Inc. (NASDAQ: CLDR), a provider of enterprise data cloud services, from August 2019 through its sale to CD&R and KKR in October 2021; Herbalife Nutrition Ltd. (NYSE: HLF), a nutrition company, from April 2014 to January 2021; and The Manitowoc Company, Inc. (NYSE: MTW), a capital goods manufacturer, from April 2015 to February 2018. Carl C. Icahn has or previously had non-controlling interests in each of Crown, Xerox, FirstEnergy, Conduent, Cloudera, Herbalife and Manitowoc through the ownership of securities. Mr. Lynn received a B.A. from the University of Michigan in 1992 and a J.D. from the Boston University School of Law in 1996. Mr. Lynn is well qualified to serve on the board of the Company due to his broad business, legal and administration experience, his experience as a public company director, and his experience in a variety of industries. Mr. Lynn’s business address is 16690 Collins Avenue, Suite PH-1, Sunny Isles Beach, Florida 33160. Mr. Lynn does not own, and has not owned during the past two years, directly or indirectly, beneficially or of record, any class of securities of the Company, including the Shares.

Andrew J. Teno has been a portfolio manager at Icahn Capital, the entity through which Carl C. Icahn manages investment funds, since October 2020. Mr. Teno previously worked at Fir Tree Partners, a New York based private investment firm that invests worldwide in public and private companies, real estate and sovereign debt, from 2011 to April 2020. Prior to that, he worked at Crestview Partners from 2009 to 2011 as an associate in their private equity business, and at Gleacher Partners, a boutique mergers and acquisitions firm, from 2007 to 2009. Mr. Teno has been a director of: Crown Holdings Inc. (NYSE: CCK), a global supplier of packaging products, since December 2022; FirstEnergy Corp. (NYSE: FE), an electric utility, since March 2021; and Southwest Gas Holdings, Inc. (NYSE: SWX), an entity that purchases, distributes and transports natural gas and provides utility infrastructure services across North America, since May 2022. Mr. Teno previously served as a director of Herc Holdings Inc.

(NYSE: HRI), an equipment rental company, from February 2021 to March 2023; Cheniere Energy, Inc. (NYSE: LNG) from February 2021 to June 2022, and Eco-Stim Energy Solutions from March 2017 to December 2018. Carl C. Icahn has or previously had non−controlling interests in each of Crown Holdings, FirstEnergy, Herc, Southwest Gas and Cheniere through the ownership of securities. Mr. Teno received an undergraduate business degree from the Wharton School at the University of Pennsylvania in 2007. Mr. Teno is well qualified to serve on the board of the Company due to his broad business and investment experience, his experience as a public company director, including as an Audit Committee member, and his familiarity with national and international business matters. Mr. Teno’s business address is 16690 Collins Avenue, Suite PH-1, Sunny Isles Beach, Florida 33160. Mr. Teno does not own, and has not owned during the past two years, directly or indirectly, beneficially or of record, any class of securities of the Company, including the Shares.

***

Carl C. Icahn Issues Open Letter to
Shareholders of Illumina, Inc.

Sunny Isles Beach, Florida, March 13, 2023 -- Today, Carl C. Icahn released the following open letter to the shareholders of Illumina, Inc. (NASDAQ: ILMN).

______________________________________

Investor Contacts:

HKL & Co., LLC

Peter Harkins / Jordan Kovler

(212) 468-5390 / (212) 468-5384

pharkins@hklco.com / jkovler@hklco.com

CARL C. ICAHN

16690 Collins Avenue, Suite PH-1

Sunny Isles Beach, FL 33160

March 13, 2023

Dear Fellow Illumina Shareholders:

We know from talking with many of you that there is extreme displeasure among the owners of Illumina. $50 billion of value has been wiped from the company’s market capitalization since August 2021. This value destruction is a direct result of a series of ill-advised (and frankly inexplicable) actions taken by the board of directors of our company in connection with the acquisition of GRAIL, Inc. To paraphrase William Shakespeare’s Hamlet, something is rotten in the state of Illumina.

We fancy ourselves to be reductionists. Let’s simplify this complex situation with the following example. At the end of the example, ask yourself: what would you do?

•	Imagine that you inherited control of a large family-owned business.

•	You hire a management team and a board of directors to look after the company for you.

•	The resumes of your team members explain that they are “fiduciaries” (i.e., stewards who are trusted to manage capital and assets solely for the benefit of the owners – not themselves). They collectively own an infinitesimal number of shares in the company (around one-tenth of one percent) that you have given them as part of their compensation, but otherwise have no equity stake in the business.

•	The company is doing well. It is a market leader in a high growth field. The company also owns some smaller venture businesses.

•	Without asking your permission, or even giving you advance notice, your management team and board of directors decide to spin off the venture business, raising new capital of approximately $2 billion from a group of highly sophisticated investors.

•	A few years later, your management team and board of directors decide (again without your permission or advance notice) to offer those same investors a staggering $8 billion to buy back the venture business, resulting in a profit to these investors of a staggering $5.3 billion.

•	The venture business your management team and board of directors bought back, in their infinite wisdom without telling you first, happens to make exactly zero dollars in revenue. In addition, within a year following the repurchase transaction, your company is forced to take a $3.9 billion impairment charge, suggesting that your team vastly overpaid. That would be enough to make anyone upset! However, the problem is much more egregious than simply overpaying.

•	Prior to the closing of the acquisition of the venture business, your management team and board of directors are advised that regulatory bodies in the United States and Europe intend to block the deal. The regulators in Europe actually prohibit them, in very formal, harsh and explicit terms, from closing the deal.

•	Incredibly, your management team and board of directors (yet again without telling you first) decide to brazenly thumb their noses at the European regulators and close the deal anyway! This utterly reckless action obligates your company to pay a fine to the European regulators that could reach $458 million. In addition, your team is required to hold the venture business separate from your company – thus robbing your company of realizing any benefits whatsoever from the combination (but nevertheless obligating your company to fund the venture business to the tune of $800 million annually). Perhaps overpaying for the venture business can be forgiven, but it is inexplicable and unforgiveable that under these circumstances the management team and board of directors went ahead with the deal anyway without first ascertaining whether they would get clearance from the European regulators.

•	But it gets even worse! Your team tells you that, in addition to overpaying to repurchase the venture business, incurring massive fines and obligating you to spend a fortune to fund the business without realizing any synergies, there is a very good chance that the European regulators will force you to divest the business. And if your team is miraculously able to sell the business for the same value you just paid to repurchase it, your company could be forced to pay $1.75 billion in taxes!

•	Incredibly, these were all risks that your team of geniuses knew or should have known prior to inking the deal and yet they plowed ahead anyway! To your utter disbelief and dismay, the management team and board of directors do not apologize for their actions, but rather press ahead and vow to use your money to appeal every decision of the European regulators until the end of time – no matter how much money you lose.

•	It is unclear to you even now whether your trusted team of fiduciaries even consulted competent legal counsel prior to declaring war on the European regulators or, if so, whether they followed the advice they received.

So what would you do? I know what I would do. The management team and board of directors that created this mess would be fired immediately and a thorough investigation would be conducted to ascertain whether they engaged in gross negligence (or even worse).

Illumina’s share price performance, and the $50 billion of value destruction that has occurred since the GRAIL deal was closed, clearly shows that shareholders have lost faith in Illumina’s management team and board of directors. Yet these individuals suffer no consequences or remorse. The members of Illumina’s management team and board of directors collectively own less than 0.1% of the company’s stock yet they feel entitled to take these reckless actions with our money.

For the past few weeks, we have been working privately to try to find a way to help Illumina and our fellow shareholders. Unfortunately, our efforts have failed to gain traction with the Illumina board and we have therefore determined to launch a proxy contest to attempt to gain board representation due to our fear that Illumina’s directors will pursue GRAIL until the end of time without regard to the amount of value destruction they leave in their wake. We are today announcing our intention to nominate three highly qualified individuals to Illumina’s board of directors at the upcoming annual meeting of shareholders, who will tirelessly pursue justice for ALL shareholders.

We believe our three nominees will bring a badly needed dose of sanity to Illumina’s boardroom. We are convinced that at least three shareholder representatives are needed on Illumina’s board to attempt to put an end to this insanity now before the reckless decision making escalates into a no-return situation. The reckless decision to close the GRAIL deal over the objections of European regulators created a staggering amount of risk. To repeat the risks:

(1)	Illumina is now forced to pay $800 million in annual operating costs but has no control of GRAIL and can’t realize any synergies from the acquisition;

(2)	Illumina may have to pay a $458 million potential fine;

(3)	Illumina may have to pay up to $1.75 billion in taxes if the company is forced to divest GRAIL at the same price for which it was just purchased; and

(4)	Illumina would be a forced seller in a deteriorating market of an asset the company acquired at an exorbitant price.

We can be sure of one thing – if Illumina continues on its current path, the cost of fighting powerful regulators, especially when they obviously believe strongly in their position, will become extremely expensive no matter what happens. Someone should have mentioned to our “genius board” that fighting a huge government agency involving antitrust is not like fighting a competitor, especially when you just insulted the regulatory agency. That is why any board with a modicum of common sense never closes a transaction of this type without obtaining the necessary antitrust clearances. It is totally inexplicable that Illumina’s management team and board of directors did this. They will likely tell you not to worry about these risks because Illumina can just borrow money – but to preempt this argument – this might have been the case before, but in today’s environment banks and lenders are extremely skeptical to lend to companies in financial quicksand like Illumina finds itself in today. We believe it is essential that Illumina extricate itself immediately from the dire position it might well sink into financially if it remains on this perilous course.

Icahn Enterprises’ specialty over the last 25 years has been investing in companies that are in crisis.

I and my team have dealt with many difficult situations. There are many examples of management teams and boards that at first were against us, but now credit us for making hundreds of billions of dollars for ALL shareholders. These companies include Motorola, Cheniere, Apple, Netflix, Caesars, Herbalife and Forest Labs, just to name a few. In almost every case, Icahn Enterprises

(IEP) invested hundreds of millions of dollars of our own capital in these companies and greatly enhanced value not only for ourselves but for ALL shareholders. As it has been said, the proof of the pudding is in the eating. Let us quickly look at the results. On January 1, 2000, the closing sale price of IEP depositary units was $7.63. On March 10, 2023, IEP depositary units closed at $50.40, a 2,259% increase. This translates to an annualized return of approximately 15% (including reinvestment of distributions into additional depositary units and taking into account in-kind distributions of depositary units). Comparatively, the S&P 500, Dow Jones Industrial, Russell 2000 indices and Berkshire Hathaway Class A shares increased approximately 308%, 379%, 375% and 721%, respectively, over the same period, which translates to an annualized return of approximately 6%, 7%, 7% and 9%, respectively (including reinvestment of distributions into those investments).

Most companies in which we’ve invested have had major problems that we’ve helped to correct. But the situation at Illumina is much more dangerous than these other companies in that, if Illumina continues on its current path, there will be an existential threat to investors because the directors seem to be tone deaf to the great problems they now face. As recently as the March 7th Cowen investor presentation, Illumina’s management basically telegraphed a message that they will keep appealing and fighting no matter what it takes. As we have already said, this company does not have the wherewithal to continue this fight, especially given today’s markets. It is laughable that Illumina’s management said that it wants to fight on to “get the best value for our shareholders.” Their strategy certainly didn’t work for shareholders in the last year and a half, when they managed to lose $50 billion in shareholder value. They just cannot stop appealing and fighting. It is easy for them to say they should fight on forever, as they have no skin in the game. They are literally fighting a war with our money. It reminds me of the old saying: “Generals die in bed.”

Illumina’s current management team and board of directors have given the word irresponsibility a new meaning. They have decided to “damn the torpedoes – full speed ahead” (or, as one commentator put it, “regulators be damned”). They forget that today’s macro environment is not the same as yesterday’s. The capital necessary to keep fighting on, with all of the expenses and penalties mentioned above, will be literally enormous. Banks today are making it difficult generally for companies without very strong balance sheets to borrow. But in the case of Illumina, which is now caught in quicksand, we believe it will be almost impossible to raise the capital needed. We feel strongly that our three highly qualified nominees are particularly suited because of their experience to help keep Illumina from sinking further into the quicksand. We look forward to meeting with you over the coming weeks and introducing you to our three highly qualified nominees.

Sincerely yours,

Carl C. Icahn

______________________________________

Our three highly qualified nominees:

Vincent J. Intrieri is the Founder and CEO of VDA Capital Management LLC, a private investment fund founded in January 2017. Mr. Intrieri was previously employed by Carl C. Icahn-related entities in various investment-related capacities from 1998 to 2016. From 2008 to 2016, Mr. Intrieri served as Senior Managing Director of Icahn Capital LP, the entity through which Carl C. Icahn manages private investment funds. In addition, from 2004 to 2016, Mr. Intrieri was a Senior Managing Director of Icahn Onshore LP, the general partner of Icahn Partners LP, and Icahn Offshore LP, the general partner of Icahn Partners Master Fund LP, entities through which Mr. Icahn invests in securities. Mr. Intrieri also served as Senior Vice President of Icahn Enterprises L.P. from 2011 to 2012. Mr. Intrieri has served as a director of: Transocean Ltd. since 2014; and Hertz Global Holdings, Inc. since 2014. Mr. Intrieri previously served as a director of: Navistar International Corporation, Energen Corporation, Conduent Incorporated, Chesapeake Energy Corporation, CVR Refining, LP, Ferrous Resources Limited, Forest Laboratories Inc., CVR Energy, Inc., Federal-Mogul Holdings Corporation, Icahn Enterprises L.P., Dynegy Inc., PSC Metals Inc., Motorola Solutions, Inc., XO Holdings, National Energy Group, Inc., American Railcar Industries, Inc., WestPoint Home LLC, and Viskase Companies, Inc., from 2003 to 2011. Mr. Intrieri graduated with Distinction from The Pennsylvania State University (Erie Campus) with a B.S. in Accounting in 1984. Mr. Intrieri was a certified public accountant.

Jesse A. Lynn has been General Counsel of Icahn Enterprises L.P. (NASDAQ: IEP), a diversified holding company engaged in a variety of businesses, including investment, energy, automotive, food packaging, real estate, home fashion and pharma, since 2014. Mr. Lynn has also served as Chief Operating Officer of Icahn Capital LP, the entity through which Carl C. Icahn manages investment funds, since April 2021. Mr. Lynn was previously Assistant General Counsel of Icahn Enterprises. Prior to joining Icahn Enterprises, Mr. Lynn worked as an associate in the New York office of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. in its business and finance department and was an associate in the corporate group at Gordon Altman Butowsky Weitzen Shalov & Wein. Mr. Lynn has been a director of: Crown Holdings Inc. since December 2022; Xerox Holdings Corporation since November 2021; FirstEnergy Corp. since March 2021; and Conduent Incorporated since April 2019. Mr. Lynn was previously a director of: Cloudera, Inc.; Herbalife Nutrition Ltd.; and The Manitowoc Company, Inc. Mr. Lynn received a B.A. from the University of Michigan in 1992 and a J.D. from the Boston University School of Law in 1996.

Andrew J. Teno has been a portfolio manager at Icahn Capital LP, the entity through which Carl C. Icahn manages investment funds, since October 2020. Mr. Teno previously worked at Fir Tree Partners, a New York based private investment firm that invests worldwide in public and private companies, real estate and sovereign debt, from 2011 to April 2020. Prior to that, he worked at Crestview Partners from 2009 to 2011 as an associate in their private equity business, and at Gleacher Partners, a boutique mergers and acquisitions firm, from 2007 to 2009. Mr. Teno has been a director of: Crown Holdings Inc. since December 2022; FirstEnergy Corp. since March 2021; and Southwest Gas Holdings, Inc. since May 2022. Mr. Teno previously served as a director of: Herc Holdings Inc.; Cheniere Energy, Inc.; and Eco-Stim Energy Solutions. Mr. Teno received an undergraduate business degree from the Wharton School at the University of Pennsylvania in 2007.

Additional Information and Where to Find It;

Participants in the Solicitation and Notice to Investors

SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY CARL C. ICAHN AND HIS AFFILIATES FROM THE SHAREHOLDERS OF ILLUMINA, INC. (“ILLUMINA”) FOR USE AT ITS 2023 ANNUAL MEETING OF SHAREHOLDERS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION. WHEN COMPLETED, A DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY WILL BE MAILED TO SHAREHOLDERS OF ILLUMINA AND WILL ALSO BE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION’S WEBSITE AT HTTP://WWW.SEC.GOV. INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION IS CONTAINED IN THE SCHEDULE 14A FILED BY ICAHN PARTNERS LP AND ITS AFFILIATES WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 13, 2023. EXCEPT AS OTHERWISE DISCLOSED IN THE SCHEDULE 14A, THE PARTICIPANTS HAVE NO INTEREST IN ILLUMINA.

Other Important Disclosure Information

SPECIAL NOTE REGARDING THIS COMMUNICATION:

THIS COMMUNICATION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT A RECOMMENDATION, AN OFFER TO PURCHASE OR A SOLICITATION OF AN OFFER TO SELL SHARES.

THIS COMMUNICATION CONTAINS OUR CURRENT VIEWS ON THE VALUE OF ILLUMINA SECURITIES AND CERTAIN ACTIONS THAT ILLUMINA’S BOARD MAY TAKE TO ENHANCE THE VALUE OF ITS SECURITIES. OUR VIEWS ARE BASED ON OUR OWN ANALYSIS OF PUBLICLY AVAILABLE INFORMATION AND ASSUMPTIONS WE BELIEVE TO BE REASONABLE. THERE CAN BE NO ASSURANCE THAT THE INFORMATION WE CONSIDERED AND ANALYZED IS ACCURATE OR COMPLETE. SIMILARLY, THERE CAN BE NO ASSURANCE THAT OUR ASSUMPTIONS ARE CORRECT. ILLUMINA’S PERFORMANCE AND RESULTS MAY DIFFER MATERIALLY FROM OUR ASSUMPTIONS AND ANALYSIS.

WE HAVE NOT SOUGHT, NOR HAVE WE RECEIVED, PERMISSION FROM ANY THIRD-PARTY TO INCLUDE THEIR INFORMATION IN THIS COMMUNICATION. ANY SUCH INFORMATION SHOULD NOT BE VIEWED AS INDICATING THE SUPPORT OF SUCH THIRD PARTY FOR THE VIEWS EXPRESSED HEREIN.

OUR VIEWS AND OUR HOLDINGS COULD CHANGE AT ANY TIME. WE MAY SELL ANY OR ALL OF OUR HOLDINGS OR INCREASE OUR HOLDINGS BY PURCHASING ADDITIONAL SECURITIES. WE MAY TAKE ANY OF THESE OR OTHER ACTIONS REGARDING ILLUMINA WITHOUT UPDATING THIS COMMUNICATION OR

PROVIDING ANY NOTICE WHATSOEVER OF ANY SUCH CHANGES (EXCEPT AS OTHERWISE REQUIRED BY LAW).

FORWARD-LOOKING STATEMENTS:

Certain statements contained in this communication are forward-looking statements including, but not limited to, statements that are predications of or indicate future events, trends, plans or objectives. Undue reliance should not be placed on such statements because, by their nature, they are subject to known and unknown risks and uncertainties. Forward-looking statements are not guarantees of future performance or activities and are subject to many risks and uncertainties. Due to such risks and uncertainties, actual events or results or actual performance may differ materially from those reflected or contemplated in such forward-looking statements. Forward-looking statements can be identified by the use of the future tense or other forward-looking words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “should,” “may,” “will,” “objective,” “projection,” “forecast,” “management believes,” “continue,” “strategy,” “position” or the negative of those terms or other variations of them or by comparable terminology.

Important factors that could cause actual results to differ materially from the expectations set forth in this communication include, among other things, the factors identified in Illumina’s public filings. Such forward-looking statements should therefore be construed in light of such factors, and we are under no obligation, and expressly disclaim any intention or obligation, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.